UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2024

DARÉ BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36395	20-4139823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3655 Nobel Drive, Suite 260

San Diego, CA 92122

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (858) 926-7655

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	DARE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes in Management

Retirement of Chief Financial Officer

On January 23, 2024, Lisa Walters-Hoffert informed Daré Bioscience, Inc. (“our,” “we”, “us,” “our,” or the “Company”) that she will retire from all positions with the Company, and her employment with the Company will end, effective January 26, 2024. To help ensure a smooth transition of her responsibilities while also reducing costs for the Company over the long term, Ms. Walters-Hoffert and the Company agreed that she will transition to a consulting role with the Company. Ms. Walters-Hoffert currently serves as our Chief Financial Officer, a position she has held since July 2017. She co-founded the Company in 2015, and she has been actively involved since its inception.

On January 26, 2024, we and Ms. Walters-Hoffert entered into a consulting agreement pursuant to which she will provide us consulting services for a nine-month period (the “Consulting Period”). During the Consulting Period, we will pay her $31,667 per month and will reimburse her the amount of her health insurance premiums. In addition, Ms. Walters-Hoffert will remain eligible for a performance-based bonus for fiscal year 2023, even though she will not be employed on the date of payment. Ms. Walters-Hoffert’s consulting agreement contains a customary release of claims in our favor.

Given the current needs of the Company, we do not currently intend to appoint a chief financial officer. As further discussed below, the functions performed by a chief financial officer will be performed for us by Sabrina Martucci Johnson and MarDee Haring-Layton.

Appointment of Chief Accounting Officer

As a result of Ms. Walters-Hoffert’s retirement, Ms. Johnson, our Chief Executive Officer and President, will serve as our principal financial officer, and Ms. Haring-Layton, our current Vice President, Accounting & Finance, was appointed as our Chief Accounting Officer and will serve as our principal accounting officer. Ms. Johnson has extensive experience as a finance executive, having previously served as Chief Financial Officer at WomanCare Global Trading, a specialty pharmaceutical company in female reproductive healthcare, and Cypress Bioscience, a publicly-traded pharmaceutical company.

Ms. Haring-Layton, age 48, joined us in January 2018 and has served as our Vice President of Accounting & Finance since October 2018. She is a seasoned finance and accounting executive with more than 20 years of experience in financial reporting and accounting operations and with broad experience across both public and private companies as well as having Big 4 public accounting experience. Prior to joining us in 2018, Ms. Haring-Layton served as Chief Financial Officer of e.Digital Corporation, a publicly traded IP licensing and development company from 2010 until 2017. Earlier in her career, she held corporate accounting positions at public companies and provided consulting services for several biotechnology companies. She began her career with Deloitte, LLP. Ms. Haring-Layton has a Bachelor of Science in Business Administration (Accounting) from San Diego State University.

Ms. Haring-Layton’s current annual base salary is $295,000, which is the same amount it was during 2023. She also participates in our change in control policy, the terms of which are described on page 27 of our proxy statement for our 2023 Annual Meeting of stockholders under “Executive Compensation—Employment Agreements and Termination of Employment & Change in Control Arrangements” filed with the U.S. Securities and Exchange Commission on April 27, 2023.

Ms. Haring-Layton does not have any family relationships with any of our other executive officers or directors, nor was there any arrangement or understanding between Ms. Haring-Layton and any other person pursuant to which she was appointed as our Chief Accounting Officer, nor has she been involved in any related person transactions with us that would require disclosure under Item 404(a) of Regulation S-K.

Resignation of Chief Commercial Officer

On January 24, 2024, John Fair, our Chief Commercial Officer, informed us that, in light of the full-scale commercial launch of XACIATOTM—bringing to fruition one of his primary responsibilities as Chief Commercial Officer—he will be resigning from all positions with us and his employment with us will end effective June 30, 2024. Pursuant to a transition agreement we entered into with Mr. Fair on January 26, 2024, Mr. Fair will transition from full-time to part-time status, effective April 1, 2024. As of April 1, 2024, Mr. Fair will no longer serve as an executive officer of the Company. From April 1, 2024 to June 30, 2024 (the “Transition Period”), Mr. Fair will serve as an employee of the Company to help ensure a smooth transition of his responsibilities to other Company employees. We do not currently intend to hire a new full-time employee to serve as our chief commercial officer or in a similar position, thereby reducing costs for the Company over the long term. During the Transition Period, Mr. Fair’s base salary, which is currently an annualized amount of $386,000, will be reduced by 25%. Following his termination of employment, we expect to enter into a consulting agreement with Mr. Fair pursuant to which he will provide consulting services to us from time to time and we will compensate him at an hourly rate to be agreed upon if and when we enter into such consulting agreement and without any commitment by either party as to how many hours of consulting services Mr. Fair will provide.

Rightsizing Board of Directors

Following a periodic assessment by our Board of Directors (“Board”) of its size and composition, our Board determined that a reduction in the number of our directors would help rightsize the Board to our current operations and further align the size of our Board with boards of companies of similar size. As a result of this determination, on January 26, 2024, each of Cheryl R. Blanchard, Ph.D. and Sophia Ononye-Onyia, Ph.D. informed our Board that they will voluntarily resign from our Board immediately prior to our 2024 annual meeting of stockholders. Dr. Blanchard and Dr. Ononye-Onyia will continue to serve on our Board until our 2024 annual meeting of stockholders, at which time we expect to enter into advisory agreements with each of them pursuant to which they will serve as advisors to our Board and management for no additional cash compensation. The size of our Board will be reduced from eight to six members effective as of our 2024 annual meeting of stockholders. In addition, in connection with the periodic assessment, although it will not be a material cost savings, our Board also determined to reduce the annual cash compensation payable to non-employee directors to the 25th percentile of our peer group of companies.

Item 7.01	Regulation FD Disclosure.

The Company issued the press release attached hereto as Exhibit 99.1 with respect to the matters set forth in Item 5.02 above. The information in Item 7.01 of this report and Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued January 26, 2024
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARÉ BIOSCIENCE, INC.

Dated: January 26, 2024	By:	/s/ Sabrina Martucci Johnson
	Name:	Sabrina Martucci Johnson
	Title:	President and Chief Executive Officer

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